Exhibit 23.1

KPMG LLP

150 Elgin Street, Suite 1800

Ottawa ON K2P 2P8

Canada

Tel 613-212-5764

Fax 613-212-2896

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Canopy Growth Corporation

We consent to the use of our report dated June 22, 2023, on the consolidated financial statements of Canopy Growth Corporation (the “Company”), which comprise the consolidated statements of financial position as at March 31, 2023 and March 31, 2022, the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2023, and the related notes, and our report dated June 22, 2023 on the effectiveness of internal control over financial reporting as of March 31, 2023, which are incorporated by reference and to the reference to our firm under the heading “Experts” in the Company’s Form S-1 Registration Statement dated September 20, 2023.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

September 20, 2023

Ottawa, Canada